NEWS RELEASE                                  For Further Information Contact:
                                              Stanley D. Green
                                              Executive Vice President - Finance
                                               and Corporate Development
                                              (501) 521-1141


                 SOUTHWESTERN ENERGY COMPANY ANNOUNCES IMPROVED
                    FINANCIAL RESULTS FOR FIRST QUARTER 1997

         FAYETTEVILLE, ARKANSAS - April 25, 1997...Southwestern Energy Company (NYSE:SWN) today announced net income of $12.3 million, or $.50 per share, for the first quarter ended March 31, 1997, compared to $9.3 million, or $.38 per share, for the same period in 1996. Revenues for the first quarter of 1997 were $88.9 million, compared to $64.9 million for the first quarter of 1996.

         "Our first quarter operating results reflect both better wellhead prices and a utility rate increase which became effective in late 1996," explained Charles E. Scharlau, Chairman and Chief Executive Officer of Southwestern. "Operating income of the exploration and production segment was up 26% for the quarter while operating income of the gas distribution segment was 24% higher. Our recently formed energy services group also contributed to the improved results."

Production Totals 9.9 Bcf Equivalent

         Gas and oil  production  for the three months ended March 31, 1997, was
9.9 billion cubic feet (Bcf) equivalent, down from 10.3 Bcf equivalent for the same period in 1996. The decrease was primarily the result of lower sales to the Company's utility subsidiary, partially offset by increased oil production.

         Gas production for the three months ended March 31, 1997, was 8.7 Bcf, compared to 9.9 Bcf for the same period in 1996. The Company's sales to its utility distribution systems decreased to 4.6 Bcf during the three months ended March 31, 1997, compared to 5.9 Bcf for the same period in 1996. Weather which was 16% colder in 1996 resulted in higher demand of the gas distribution segment. The higher demand enabled the Company to increase its

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production of reserves located on the utility's  gathering system.  Sales of gas production to unaffiliated purchasers were 4.1 Bcf in the first quarter of 1997, up slightly from 4.0 Bcf for the same period in 1996.

         Southwestern received an average price of $2.91 per thousand cubic feet
(Mcf) for its gas production during the three months ended March 31, 1997, up from $2.20 per Mcf for the same period in 1996. The increased average price reflected the general improvement in the market for natural gas during the first quarter of 1997 as compared to the same period of 1996.

         The Company's oil production was 196 thousand barrels (MBbls) during the three months ended March 31, 1997, up from 72 MBbls for the same period of 1996. The increase was due primarily to production from properties acquired during the fourth quarter of 1996.

Rate Increase and Customer Growth Benefit Utility

         Deliveries of Southwestern's utility systems to sales and end-use transportation customers during the first quarter of 1997 reflected the effects of weather which was 5% warmer than normal and 16% warmer than in the same period of 1996. The impact of weather on deliveries was partially offset by growth of 3% in the average number of utility customers. The Company's utility systems delivered 12.9 Bcf to these customers during the three months ended March 31, 1997, down from 14.6 Bcf for the same period in 1996.

         The Company's average utility rate increased to $5.25 per Mcf during the first quarter of 1997, up from $4.03 per Mcf for the same period in 1996. The increase was the result of higher prices paid for purchases of natural gas which are passed through to customers under automatic adjustment clauses and rate increases implemented in late 1996 for the northwest Arkansas system.

         Southwestern Energy Company is a diversified natural gas company whose wholly owned subsidiaries are engaged in gas and oil exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution.

                                      # # #
                            Financial Summary Follows

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

                                                                                   Page 1 of 2
                                  SOUTHWESTERN ENERGY COMPANY
                                        AND SUBSIDIARIES

Statements of Income    (Unaudited)
                                                    Three Months              Twelve Months
Periods Ended March 31                           1997          1996        1997           1996
----------------------------------------------------------------------------------------------
                                                 ($ in thousands, except per share amounts)
Operating Revenues
Gas sales                                     $69,262       $60,706      $183,294     $153,948
Gas marketing                                  14,003         1,068        27,088       12,345
Oil sales                                       4,016         1,316        10,994        4,406
Gas transportation and other                    1,638         1,774         6,019        6,541
----------------------------------------------------------------------------------------------
                                               88,919        64,864       227,395      177,240
----------------------------------------------------------------------------------------------

Operating Costs and Expenses
Gas purchases - utility                        22,283        20,094        45,040       41,632
Gas purchases - marketing                      13,112         1,002        26,224       12,018
Operating and general                          14,348        11,754        53,103       45,604
Depreciation, depletion and amortization       12,286        11,217        43,463       37,855
Taxes, other than income taxes                  1,796         1,279         5,993        4,515
----------------------------------------------------------------------------------------------
                                               63,825        45,346       173,823      141,624
----------------------------------------------------------------------------------------------

Operating Income                               25,094        19,518        53,572       35,616
Interest Expense                                3,986         3,215        13,815       11,784
Other Income (Expense)                         (1,077)       (1,126)       (3,966)      (1,408)
----------------------------------------------------------------------------------------------

Income Before Provision for Income Taxes       20,031        15,177        35,791       22,424
----------------------------------------------------------------------------------------------

Provision for Income Taxes
     Current                                    6,541         3,383        (2,411)      (4,410)
     Deferred                                   1,171         2,460        16,031       13,067
----------------------------------------------------------------------------------------------
                                                7,712         5,843        13,620        8,657
----------------------------------------------------------------------------------------------
Income Before Extraordinary Item               12,319         9,334        22,171       13,767
Extraordinary Loss Due to Early Retirement
 of Long-Term Debt (Net of $185 Tax Benefit)      -             -             -           (295)
----------------------------------------------------------------------------------------------
Net Income                                    $12,319       $ 9,334      $22,171      $ 13,472
==============================================================================================
Earnings Per Share
Income Before Extraordinary Item                $0.50         $0.38        $0.90         $0.55
Extraordinary Loss Due to Early Retirement
  of Long-Term Debt (Net of $185 Tax Benefit)     -             -            -           (0.01)
----------------------------------------------------------------------------------------------
Net Income                                      $0.50         $0.38        $0.90         $0.54
==============================================================================================

Weighted Average Common
     Shares Outstanding                    24,720,148    24,701,349   24,709,902    24,889,124
==============================================================================================

Cash Flows From Operations
    (Before Working Capital Changes)          $26,922       $23,888      $85,992       $65,211
==============================================================================================


                                                                     Page 2 of 2
                          SOUTHWESTERN ENERGY COMPANY
                                AND SUBSIDIARIES

Operating Statistics
                                                                 Three Months
Periods Ended March 31                                       1997           1996
--------------------------------------------------------------------------------
Gas Production (Bcf)
     Affiliated sales                                            4.6         5.9
     Unaffiliated sales                                          4.1         4.0
--------------------------------------------------------------------------------
          Total                                                  8.7         9.9
--------------------------------------------------------------------------------
Average price per Mcf                                          $2.91       $2.20
================================================================================

Oil production (MBbls)                                           196          72
Average price per Bbl                                         $20.47      $18.28
================================================================================

Gas marketing (Bcf)                                              6.4         1.4
================================================================================

Distribution deliveries (Bcf):
     End-use customers                                          12.9        14.6
     Off-system deliveries                                       0.9         0.4
Average sales rate                                             $5.25       $4.03
Average number of customers                                  174,317     169,705
Degree days                                                    2,031       2,421
================================================================================


Capital Expenditures By Segment

Exploration and production                                  $ 14,880    $ 15,852
Gas distribution                                               3,021       2,718
Other                                                            244         151
--------------------------------------------------------------------------------
                                                            $ 18,145    $ 18,721
================================================================================

Condensed Balance Sheets    (Unaudited)

Current assets                                              $ 60,584    $ 50,528
Investments                                                    6,750       8,297
Property, plant and equipment, net                           569,443     487,357
Other assets                                                  12,030      11,343
--------------------------------------------------------------------------------
     Total assets                                           $648,807    $557,525
================================================================================

Current liabilities                                         $ 41,731    $ 41,286
Long-term debt, less current maturities                      252,114     189,857
Deferred income taxes                                        131,853     120,024
Other liabilities                                              4,290       3,972
Shareholders' equity                                         218,819     202,386
--------------------------------------------------------------------------------
     Total liabilities and shareholders' equity             $648,807    $557,525
================================================================================
